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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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                         SUBSIDIARY                           JURISDICTION OF INCORPORATION
                         ----------                           -----------------------------
Diamond Offshore Company                                                Delaware
Diamond Offshore (USA) Inc.                                             Delaware
Diamond Offshore International Corporation                              Delaware
Diamond Offshore Enterprises, Inc.                                      Delaware
Diamond Offshore Limited                                                 England
Diamond Offshore Drilling (UK) Limited                                   England
Diamond Offshore Development Company                                    Delaware
Diamond Offshore Finance Company                                        Delaware
Diamond Offshore Management Company                                     Delaware
Diamond Offshore Team Solutions, Inc.                                   Delaware
Diamond Offshore General Company                                        Delaware
Diamond Offshore Guardian Company                                       Delaware
Diamond Offshore Alaska, Inc.                                           Delaware
Diamond Offshore Atlantic, Inc.                                         Delaware
Diamond Offshore (Mexico) Company                                       Delaware
Diamond Offshore Drilling Services, Inc.                                Delaware
Cumberland Maritime Corporation                                         Delaware
Brasdril-Sociedade De Perfuracoes Ltda.                                   Brazil
Ensenada Internacional, S.A.                                              Panama
Diamond Offshore Exploration (Bermuda) Limited                          Delaware
Arethusa Off-Shore Company                                              Delaware
Concord Drilling Limited                                                Delaware
Lexington Drilling Limited                                              Delaware
Saratoga Drilling Limited                                               Delaware
Yorktown Drilling Limited                                               Delaware
Scotian Drilling Limited                                                Delaware
Heritage Drilling Limited                                               Delaware
  (d/b/a Diamond Offshore Heritage Drilling Limited in
     Texas)
Sovereign Drilling Limited                                              Delaware
Neptune Drilling Limited                                                Delaware
Whittington Drilling Limited                                            Delaware
Yatzy Drilling Limited                                                  Delaware
Winner Drilling Limited                                                 Delaware
Arethusa Finance (USA) Inc.                                             Delaware
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